Exhibit 99.1

nCino Reports Third Quarter Fiscal Year 2025 Financial Results
•Total Revenues of $138.8M, up 14% year-over-year
•Subscription Revenues of $119.9M, up 14% year-over-year
•GAAP Operating Margin of (1)%, up ~1,000 basis points year-over-year
•Non-GAAP Operating Margin of 20%, up ~350 basis points year-over-year
WILMINGTON, N.C., December 4, 2024 -- nCino, Inc. (NASDAQ: NCNO), the leading provider of intelligent, best-in-class banking solutions, today announced financial results for the third quarter of fiscal year 2025, ended October 31, 2024.
"We are very pleased with our third quarter results, once again exceeding expectations for both revenues and non-GAAP operating income," said Pierre Naudé, Chairman and CEO at nCino. "The team delivered solid execution globally, with over 30 multi-solution deals and more gross bookings from net new customers than the previous two quarters combined. Multi-solution deals continue to show the demand for a true end-to-end platform for financial institutions to onboard customers, open accounts, originate loans and manage the portfolio across multiple business lines. We remain focused on innovation and delivering efficiencies that create real business value, and we're excited by the strength and expansion we saw in our business this quarter as a result of that reputation."
Financial Highlights
•Revenues: Total revenues for the third quarter of fiscal 2025 were $138.8 million, a 14% increase from $121.9 million in the third quarter of fiscal 2024. Subscription revenues for the third quarter were $119.9 million, up from $104.8 million one year ago, an increase of 14%.
•Income (Loss) from Operations: GAAP loss from operations in the third quarter of fiscal 2025 was $(0.8) million compared to $(12.9) million in the same quarter of fiscal 2024. Non-GAAP operating income in the third quarter of fiscal 2025 was $28.0 million compared to $20.4 million in the third quarter of fiscal 2024, an increase of 38%.
•Net Income (Loss) Attributable to nCino: GAAP net loss attributable to nCino in the third quarter of fiscal 2025 was $(5.3) million compared to $(16.4) million in the third quarter of fiscal 2024. Non-GAAP net income attributable to nCino in the third quarter of fiscal 2025 was $24.4 million compared to $16.2 million in the third quarter of fiscal 2024, an increase of 51%.
•Net Income (Loss) Attributable to nCino per Share: GAAP net loss attributable to nCino in the third quarter of fiscal 2025 was $(0.05) per basic and diluted share compared to $(0.15) per basic and diluted share in the third quarter of fiscal 2024. Non-GAAP net income attributable to nCino in the third quarter was $0.21 per diluted share compared to $0.14 per diluted share in the third quarter of fiscal 2024.
•Remaining Performance Obligation: Total Remaining Performance Obligation (RPO) as of October 31, 2024, was $1.095 billion, compared with $917.1 million as of October 31, 2023, an increase of 19%. RPO expected to be recognized in the next 24 months was $730.0 million, an increase of 16% from $627.6 million as of October 31, 2023.

•Cash: Cash, cash equivalents, and restricted cash were $258.3 million as of October 31, 2024, which reflected refinancing the revolving credit facility and included $129.7 million that was subsequently utilized to acquire FullCircl on November 5, 2024.
Recent Business Highlights
•Completed acquisition of FullCircl: Closed the acquisition of FullCircl on November 5, 2024, expanding nCino's onboarding capabilities by adding data aggregation components to the platform for institutions in EMEA.
•Signed a multi-solution expansion agreement with a top-40 bank in the U.S.: Shortly after quarter end, expanded relationship with a top-40 bank in the U.S. for Commercial and Small Business Lending, Commercial Pricing & Profitability, Automated Spreading and Banking Advisor.
•Signed first Banking Advisor deal in Australia: Extended relationship with a top-5 Australian bank for three years with the addition of Banking Advisor.
•Signed largest customer in Japan: Tokushima Taisho Bank selected nCino to transform its business lending operations, making the bank nCino’s largest customer in Japan.
•Signed an expansion agreement with the largest bank in Norway: The bank expanded its adoption of nCino Commercial Lending, including Banking Advisor, and will also be running Credit Portfolio Management and ESG reporting on nCino.
•One of the largest home builders in the U.S. went live on the nCino Mortgage Solution: The affiliate mortgage company of a large, national home builder completed its rollout of the nCino Mortgage Solution.
Financial Outlook
nCino is providing guidance for its fourth quarter ending January 31, 2025, as follows:
•Total revenues between $139.5 million and $141.5 million.
•Subscription revenues between $122.5 million and $124.5 million.
•Non-GAAP operating income between $23.25 million and $24.25 million.
•Non-GAAP net income attributable to nCino per diluted share of $0.18 to $0.19.
nCino is providing guidance for its fiscal year 2025 ending January 31, 2025, as follows:
•Total revenues between $539.0 million and $541.0 million.
•Subscription revenues between $467.0 million and $469.0 million.
•Non-GAAP operating income between $95.0 million and $96.0 million.
•Non-GAAP net income attributable to nCino per diluted share of $0.75 to $0.76.
Conference Call
nCino will host a conference call at 4:30 p.m. ET today to discuss its financial results and outlook. The conference call will be available via live webcast and replay at the Investor Relations section of nCino’s website: https://investor.ncino.com/news-events/events-and-presentations.

About nCino
nCino (NASDAQ: NCNO) is powering a new era in financial services. The Company was founded to help financial institutions digitize and reengineer business processes to boost efficiencies and create better banking experiences. With over 1,800 customers worldwide - including community banks, credit unions, independent mortgage banks, and the largest financial entities globally - nCino offers a trusted platform of best-in-class, intelligent solutions. By integrating artificial intelligence and actionable insights into its platform, nCino is helping financial institutions consolidate legacy systems to enhance strategic decision-making, improve risk management, and elevate customer satisfaction by cohesively bringing together people, AI and data. For more information, visit www.ncino.com.
Forward-Looking Statements:
This press release contains forward-looking statements about nCino's financial and operating results, which include statements regarding nCino’s future performance, outlook, guidance, the assumptions underlying those statements, the benefits from the use of nCino’s solutions, our strategies, and general business conditions. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to risks associated with (i) adverse changes in the financial services industry, including as a result of customer consolidation or bank failures; (ii) adverse changes in economic, regulatory, or market conditions, including as a direct or indirect consequence of higher interest rates; (iii) risks associated with acquisitions we undertake, (iv) breaches in our security measures or unauthorized access to our customers’ or their clients' data; (v) the accuracy of management’s assumptions and estimates; (vi) our ability to attract new customers and succeed in having current customers expand their use of our solution; (vii) competitive factors, including pricing pressures, consolidation among competitors, entry of new competitors, the launch of new products and marketing initiatives by our competitors, and difficulty securing rights to access or integrate with third party products or data used by our customers; (viii) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established solutions; (ix) fluctuation of our results of operations, which may make period-to-period comparisons less meaningful; (x) our ability to manage our growth effectively including expanding outside of the United States; (xi) adverse changes in our relationship with Salesforce; (xii) our ability to successfully acquire new companies and/or integrate acquisitions into our existing organization; (xiii) the loss of one or more customers, particularly any of our larger customers, or a reduction in the number of users our customers purchase access and use rights for; (xiv) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure or the infrastructure we rely on that is operated by third parties; (xv) our ability to maintain our corporate culture and attract and retain highly skilled employees; and (xvi) the outcome and impact of legal proceedings and related fees and expenses.

Additional risks and uncertainties that could affect nCino’s business and financial results are included in our reports filed with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.

nCino, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2024	October 31, 2024
Assets
Current assets
Cash and cash equivalents	$112,085	$257,894
Accounts receivable, net	112,975	65,013
Costs capitalized to obtain revenue contracts, current portion, net	10,544	12,214
Prepaid expenses and other current assets	15,171	13,523
Total current assets	250,775	348,644
Property and equipment, net	79,145	75,711
Operating lease right-of-use assets, net	19,261	14,938
Costs capitalized to obtain revenue contracts, noncurrent, net	17,425	20,185
Goodwill	838,869	908,559
Intangible assets, net	115,572	128,344
Investments	9,294	9,294
Long-term prepaid expenses and other assets	10,089	10,931
Total assets	$1,340,430	$1,516,606
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities
Accounts payable	$11,842	$12,123
Accrued compensation and benefits	16,283	16,370
Accrued expenses and other current liabilities	10,847	11,594
Deferred revenue, current portion	170,941	132,382
Financing obligations, current portion	1,474	1,614
Operating lease liabilities, current portion	3,649	4,830
Total current liabilities	215,036	178,913
Operating lease liabilities, noncurrent	16,423	11,829
Deferred income taxes, noncurrent	3,687	10,577
Deferred revenue, noncurrent	—	431
Revolving credit facility, noncurrent	—	166,000
Financing obligations, noncurrent	52,680	51,624
Other long-term liabilities	—	3,726
Total liabilities	287,826	423,100
Commitments and contingencies
Redeemable non-controlling interest	3,428	5,243
Stockholders’ equity
Common stock	57	58
Additional paid-in capital	1,400,881	1,456,411
Accumulated other comprehensive income	996	1,615
Accumulated deficit	(352,758)	(369,821)
Total stockholders’ equity	1,049,176	1,088,263
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,340,430	$1,516,606

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2024	2023	2024
Revenues
Subscription	$104,759	$119,894	$301,996	$344,211
Professional services and other	17,183	18,903	50,854	55,076
Total revenues	121,942	138,797	352,850	399,287
Cost of revenues
Subscription	30,605	33,769	89,481	98,916
Professional services and other	17,420	19,976	52,779	59,940
Total cost of revenues	48,025	53,745	142,260	158,856
Gross profit	73,917	85,052	210,590	240,431
Gross margin %	61%	61%	60%	60%
Operating expenses
Sales and marketing	38,446	29,729	100,551	89,487
Research and development	29,043	33,039	87,127	97,291
General and administrative	19,334	23,108	59,239	66,046
Total operating expenses	86,823	85,876	246,917	252,824
Loss from operations	(12,906)	(824)	(36,327)	(12,393)
Non-operating income (expense)
Interest income	685	482	2,057	1,408
Interest expense	(854)	(1,653)	(3,277)	(4,965)
Other income (expense), net	(2,320)	432	(2,633)	(162)
Loss before income taxes	(15,395)	(1,563)	(40,180)	(16,112)
Income tax provision	1,782	2,589	4,720	1,360
Net loss	(17,177)	(4,152)	(44,900)	(17,472)
Net loss attributable to redeemable non-controlling interest	(320)	(186)	(868)	(409)
Adjustment attributable to redeemable non-controlling interest	(478)	1,286	(526)	2,205
Net loss attributable to nCino, Inc.	$(16,379)	$(5,252)	$(43,506)	$(19,268)
Net loss per share attributable to nCino, Inc.:
Basic and diluted	$(0.15)	$(0.05)	$(0.39)	$(0.17)
Weighted average number of common shares outstanding:
Basic and diluted	112,951,553	115,611,833	112,484,017	114,970,622

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended October 31,
	2023	2024
Cash flows from operating activities
Net loss attributable to nCino, Inc.	$(43,506)	$(19,268)
Net loss and adjustment attributable to redeemable non-controlling interest	(1,394)	1,796
Net loss	(44,900)	(17,472)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	37,337	26,132
Non-cash operating lease costs	3,581	3,844
Amortization of costs capitalized to obtain revenue contracts	7,368	8,724
Amortization of debt issuance costs	138	60
Stock-based compensation	41,969	53,015
Deferred income taxes	881	(2,496)
Provision for bad debt	1,124	25
Net foreign currency losses (gains)	2,275	(658)
Loss on disposal of long-lived assets	161	35
Change in operating assets and liabilities:
Accounts receivable	35,455	50,184
Costs capitalized to obtain revenue contracts	(5,959)	(13,199)
Prepaid expenses and other assets	3,374	656
Accounts payable	1,184	1,056
Accrued expenses and other liabilities	(7,999)	(148)
Deferred revenue	(23,789)	(41,604)
Operating lease liabilities	(3,063)	(2,936)
Net cash provided by operating activities	49,137	65,218
Cash flows from investing activities
Acquisition of business, net of cash acquired	—	(90,839)
Acquisition of assets	(356)	(450)
Purchases of property and equipment	(3,083)	(1,466)
Purchase of investment	(2,500)	—
Net cash used in investing activities	(5,939)	(92,755)
Cash flows from financing activities
Investment from redeemable non-controlling interest	983	—
Proceeds from borrowings on revolving credit facility	—	241,000
Payments on revolving credit facility	(30,000)	(75,000)
Payments of debt issuance costs	—	(1,382)
Exercise of stock options	3,176	2,223
Stock issuance under the employee stock purchase plan	2,698	2,514
Principal payments on financing obligations	(888)	(916)
Net cash provided by (used in) financing activities	(24,031)	168,439
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(762)	(93)
Net increase in cash, cash equivalents, and restricted cash	18,405	140,809
Cash, cash equivalents, and restricted cash, beginning of period	87,418	117,444
Cash, cash equivalents, and restricted cash, end of period	$105,823	$258,253

Reconciliation of cash, cash equivalents, and restricted cash, end of period:
Cash and cash equivalents	$100,475	$257,894
Restricted cash included in prepaid expenses and other current assets	5,000	—
Restricted cash included in long-term prepaid expenses and other assets	348	359
Total cash, cash equivalents, and restricted cash, end of period	$105,823	$258,253

Non-GAAP Financial Measures
In nCino’s public disclosures, nCino has provided non-GAAP measures, which are measurements of financial performance that have not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, nCino uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, nCino believes that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.

•Amortization of Purchased Intangibles. nCino incurs amortization expense for purchased intangible assets in connection with certain mergers and acquisitions. Because these costs have already been incurred, cannot be recovered, are non-cash, and are affected by the inherent subjective nature of purchase price allocations, nCino excludes these expenses for our internal management reporting processes. nCino’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Although nCino excludes amortization expense for purchased intangibles from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Stock-Based Compensation Expenses. nCino excludes stock-based compensation expenses primarily because they are non-cash expenses that nCino excludes from our internal management reporting processes. nCino’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, nCino believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•Acquisition-Related Expenses. nCino excludes expenses related to acquisitions as they limit comparability of operating results with prior periods. We believe these costs, which are primarily related to legal, consulting and other professional services fees, are non-recurring in nature and outside the ordinary course of business.

•Litigation Expenses. nCino excludes fees and expenses related to litigation expenses incurred from legal matters outside the ordinary course of our business as we believe their exclusion from non-GAAP operating expenses will facilitate a more meaningful explanation of operating results and comparisons with prior period results.

•Restructuring Costs. nCino excludes costs incurred related to bespoke restructuring plans and other one-time costs that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe excluding these costs facilitates a more consistent comparison of operating performance over time.

•Tax Benefit Related to Acquisitions. In connection with deferred tax liabilities assumed from acquisitions, nCino may reduce the valuation allowance against deferred tax assets, resulting in a one-time tax benefit recorded in Income tax provision (benefit). We believe that the exclusion of this benefit from our non-GAAP net income attributable to nCino and non-GAAP net income attributable to nCino per share provides a more direct comparison to all periods presented.

•Income Tax Effect on Non-GAAP Adjustments. The income tax effects are related to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses.

•Adjustment to Redeemable Non-Controlling Interest. nCino adjusts the value of redeemable non-controlling interest of its joint venture nCino K.K. in accordance with the operating agreement for that entity. nCino believes investors benefit from an understanding of the company’s operating results absent the effect of this adjustment, and for comparability, has reconciled this adjustment for previously reported non-GAAP results.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by nCino’s management about which items are adjusted to calculate its non-GAAP financial measures. nCino compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. nCino encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2024	2023	2024
GAAP total revenues	$121,942	$138,797	$352,850	$399,287

GAAP cost of subscription revenues	$30,605	$33,769	$89,481	$98,916
Amortization expense - developed technology	(3,990)	(4,404)	(12,431)	(12,926)
Stock-based compensation	(515)	(733)	(1,314)	(2,088)
Restructuring charges	(12)	—	(51)	—
Non-GAAP cost of subscription revenues	$26,088	$28,632	$75,685	$83,902

GAAP cost of professional services and other revenues	$17,420	$19,976	$52,779	$59,940
Amortization expense - other	(82)	(82)	(247)	(247)
Stock-based compensation	(2,571)	(2,940)	(6,660)	(8,699)
Restructuring charges	(26)	—	(118)	—
Non-GAAP cost of professional services and other revenues	$14,741	$16,954	$45,754	$50,994

GAAP gross profit	$73,917	$85,052	$210,590	$240,431
Amortization expense - developed technology	3,990	4,404	12,431	12,926
Amortization expense - other	82	82	247	247
Stock-based compensation	3,086	3,673	7,974	10,787
Restructuring charges	38	—	169	—
Non-GAAP gross profit	$81,113	$93,211	$231,411	$264,391

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[1]
GAAP gross margin %	61%	61%	60%	60%
Amortization expense - developed technology	3	3	4	3
Amortization expense - other	—	—	—	—
Stock-based compensation	3	3	2	3
Restructuring charges	—	—	—	—
Non-GAAP gross margin %	67%	67%	66%	66%

GAAP sales & marketing expense	$38,446	$29,729	$100,551	$89,487
Amortization expense - customer relationships	(2,167)	(2,736)	(6,502)	(7,889)
Amortization expense - trade name	(10,713)	(107)	(11,921)	(254)
Amortization expense - other	—	(28)	—	(72)
Stock-based compensation	(4,153)	(4,394)	(11,194)	(12,534)
Restructuring charges	(24)	—	(100)	—
Non-GAAP sales & marketing expense	$21,389	$22,464	$70,834	$68,738

GAAP research & development expense	$29,043	$33,039	$87,127	$97,291
Stock-based compensation	(4,386)	(4,208)	(11,665)	(13,720)
Restructuring charges	(87)	—	(352)	—
Non-GAAP research & development expense	$24,570	$28,831	$75,110	$83,571

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2024	2023	2024
GAAP general & administrative expense	$19,334	$23,108	$59,239	$66,046
Stock-based compensation	(4,198)	(5,696)	(11,136)	(15,974)
Acquisition-related expenses	(211)	(3,423)	(634)	(9,410)
Litigation expenses	(153)	(115)	(4,502)	(365)
Restructuring charges	(1)	—	(6)	—
Non-GAAP general & administrative expense	$14,771	$13,874	$42,961	$40,297

GAAP loss from operations	$(12,906)	$(824)	$(36,327)	$(12,393)
Amortization of intangible assets	16,952	7,357	31,101	21,388
Stock-based compensation	15,823	17,971	41,969	53,015
Acquisition-related expenses	211	3,423	634	9,410
Litigation expenses	153	115	4,502	365
Restructuring charges	150	—	627	—
Non-GAAP operating income	$20,383	$28,042	$42,506	$71,785

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[1]
GAAP operating margin %	(11)%	(1)%	(10)%	(3)%
Amortization of intangible assets	14	5	9	5
Stock-based compensation	13	13	12	13
Acquisition-related expenses	—	2	—	2
Litigation expenses	—	—	1	—
Restructuring charges	—	—	—	—
Non-GAAP operating margin %	17%	20%	12%	18%

GAAP net loss attributable to nCino, Inc.	$(16,379)	$(5,252)	$(43,506)	$(19,268)
Amortization of intangible assets	16,952	7,357	31,101	21,388
Stock-based compensation	15,823	17,971	41,969	53,015
Acquisition-related expenses	211	3,423	634	9,410
Litigation expenses	153	115	4,502	365
Restructuring charges	150	—	627	—
Tax benefit related to acquisition	—	—	—	(3,609)
Income tax effect on non-GAAP adjustments	(237)	(451)	(616)	(1,244)
Adjustment attributable to redeemable non-controlling interest	(478)	1,286	(526)	2,205
Non-GAAP net income attributable to nCino, Inc.	$16,195	$24,449	$34,185	$62,262

Basic and diluted GAAP net loss attributable to nCino, Inc. per share	$(0.15)	$(0.05)	$(0.39)	$(0.17)
Weighted-average shares used to compute basic and diluted GAAP net loss attributable to nCino, Inc. per share	112,951,553	115,611,833	112,484,017	114,970,622

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2024	2023	2024
Basic non-GAAP net income attributable to nCino, Inc. per share	$0.14	$0.21	$0.30	$0.54
Weighted-average shares used to compute basic non-GAAP net income attributable to nCino, Inc. per share	112,951,553	115,611,833	112,484,017	114,970,622

Diluted non-GAAP net income attributable to nCino, Inc. per share	$0.14	$0.21	$0.30	$0.53
Weighted-average shares used to compute diluted non-GAAP net income attributable to nCino, Inc. per share	115,261,169	117,416,473	114,636,396	116,913,806

Free cash flow
Net cash provided by operating activities	$5,870	$5,777	$49,137	$65,218
Purchases of property and equipment	(619)	(680)	(3,083)	(1,466)
Free cash flow	$5,251	$5,097	$46,054	$63,752
Principal payments on financing obligations[2]	(324)	(194)	(888)	(916)
Free cash flow less principal payments on financing obligations	$4,927	$4,903	$45,166	$62,836
1Columns may not foot due to rounding.
2These amounts represent the non-interest component of payments towards financing obligations for facilities.

CONTACTS
INVESTOR CONTACT
Harrison Masters
nCino
+1 910.734.7743
Harrison.masters@ncino.com
MEDIA CONTACT
Natalia Moose
nCino
Natalia.moose@ncino.com